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                                                                    EXHIBIT 99.3


[XENOMETRIX LOGO]                                                         NEWS


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FOR IMMEDIATE RELEASE                              Xenometrix, Inc.
                                                   2425 North 55th Street
Contact: Stephen J. Sullivan, C.E.O.               Boulder, CO 80301
         (303) 447-1773 ext.149                    Telephone:   (303) 447-1773
                                                   Facsimile:     (303) 447-1758



                  XENOMETRIX RECEIVES EXTENSION ON BRIDGE NOTES

BOULDER, CO., MAY 28, 1998 - Xenometrix, Inc. (OTC BB: XENO), announced today that it has received a one month extension on the $1,500,000 bridge notes that were due May 25th. The new due date is June 25, 1998.

At May 15, 1998, the Company had cash and cash equivalents of approximately $330,000. The Company estimates that its resources will be sufficient to meet its operating needs through June 30, 1998. In the event the Company does not repay the notes or secure an extension to the due date and obtain additional financing, the Company will evaluate other options including, but not limited to further curtailing or suspending its operations.

Xenometrix is a biotechnology company with proprietary gene expression profiling technology and genotoxicology technology used to help pharmaceutical, chemical and biotechnology companies to accelerate the selection of the most promising drug and chemical leads.

Except for the historical information contained herein, this release contains forward-looking statements relating to future financial results or business expectations. Business plans may change as circumstances warrant. Actual results could differ materially as a result of risk-related factors over which the Company has no control. Such factors include, but are not limited to those discussed in "Business," "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-KSB filed with the Securities and Exchange Commission for the year ended June 30, 1997.

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